UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2009 (June 30, 2009)

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2009, Gastar Exploration Ltd. (the “Company”) filed an article of amendment (the “Amendment”) to its Articles of Incorporation to be effective as of June 30, 2009 with the Registrar of Corporations of Alberta, Canada for the purpose of creating and adding an unlimited number of preferred shares to the authorized capital of the Company. Pursuant to the Amendment, the number of preferred shares which may be issued from time to time will be determined by the Board of Directors of the Company. The preferred shares will have the rights, privileges, restrictions and conditions set out in the Share Structure included in and forming part of the Amendment. The Company’s shareholders approved the Amendment by special resolution at the 2007 Annual General and Special Meeting of Shareholders held on June 1, 2007.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, including the Share Structure attached thereto, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document
3.1	Articles of Amendment and Share Structure attached to and forming part of the Articles of Incorporation of Gastar Exploration Ltd, dated as of June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: July 1, 2009	/s/ J. RUSSELL PORTER
J. Russell Porter
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Articles of Amendment and Share Structure attached to and forming part of the Articles of Incorporation of Gastar Exploration Ltd, dated as of June 30, 2009.